FLAGSTONE RÉASURANCE SUISSE SA (BERMUDA)

and

GARY PRESTIA

_______________________________

EMPLOYMENT AGREEMENT
_______________________________

THIS AGREEMENT is made as of the 26th Day of August, 2008 between Flagstone Réassurance Suisse SA (Bermuda), a Bermuda registered permit company whose principal office is situated at Crawford House, 23 Church Street, Hamilton HM 11, Bermuda (the “Company”); and  Gary Prestia of Apt 404, #5 Parliament Street, Hamilton, HM12, Bermuda (the “Employee”).  This agreement supersedes any other previously dated agreements made between the Employee and the Company or any of its affiliates.

WHEREBY IT IS AGREED as follows:

1)	Definitions and Interpretation

Headings in this document do not affect interpretation and are for convenience only. In addition to the words and expressions hereinbefore defined the following words and expressions shall have the meanings hereinafter ascribed to them:

a)
“Affiliate” means a company which is a subsidiary of another company or 2 or more companies which are both subsidiaries of the same company or each of them is controlled by the same person.  For the purposes of this definition, "control", when used with respect to any company, means the power to direct the management and policies of such company, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing;

	b)	“Bonus Payment Date” has the meaning set out in paragraph 6 of Schedule 1;
	c)	“Business Day” means any day normally treated as a business day in Bermuda;
	d)	“Cause” means:
		(i)	a material breach by the Employee of any contract between the Employee and the Company;
(ii)
the wilful and continued failure or refusal by the Employee to perform any duties reasonably required by the Company, after notification by the Company of such failure or refusal, and failing to correct such behaviour within 20 days of such notification;

		(iii)	commission by the Employee of a criminal offence or other offence of moral turpitude,
		(iv)	perpetration by the Employee of a dishonest act or common law fraud against the Company or a client thereof;

(v)
the Employee wilfully engaging in misconduct which is materially injurious to the Company, including without limitation, the disclosure of any trade secrets, financial models, or computer software to persons outside the Company without the consent of the Company.

	e)	“Commencement Date” has the meaning set out in paragraph 3 of Schedule 1;
	f)	“Employment” means the employment of the Employee pursuant to this Agreement;
g)
“Intellectual Property Rights” means rights in inventions, patents, trademarks, service marks, design rights (whether registrable or otherwise), trade and business names, copyrights (including rights in computer software), database rights and semiconductor topography rights (whether or not any of these is registered and including applications for registrations) and all rights or terms of protection of a similar nature or having equivalent or similar effect to any of these which may subsist anywhere in the world;

	h)	“Staff Policy Manual” means such document or documents produced by the Company which set out the policies and procedures of the Company and which may be amended from time to time;
i)
“Termination Date” means the date on which the Employee’s employment with the Company ceases either for reason of the conclusion of the fixed term of the Employment or for reason of the termination of the Employment in accordance with the provisions of this Agreement.

2)	Appointment
a)
The Company hereby appoints the Employee and the Employee hereby accepts the position set out in paragraph 1 of Schedule 1 and shall have such responsibilities as the Company may from time to time direct.

	b)	The foregoing appointment shall be subject to:-
		i)	satisfactory reference/background checks conducted by or on behalf of the Company; and
		ii)	where applicable, this appointment shall be subject to the grant and maintenance of appropriate work permits
c)
The Employee may be expected from time to time to perform duties for and on behalf of other entities within the Flagstone group of Companies including but not limited to affiliates, subsidiaries, branches and any other entity that is controlled by, directly or indirectly, Flagstone Reinsurance Holdings Limited, for which the Employee may or may not receive additional remuneration.

3)	Duration of Appointment
The Employment shall be deemed to have commenced on the Commencement Date and shall continue unless terminated in accordance with the provisions of this Agreement.
4)	Place of Employment
The Employee’s place of employment is set out in paragraph 2 of Schedule 1.
5)	Compensation
	a)	Salary, Benefits and Deductions from Salary
		i)	The salary payable to the Employee shall be the sum as set out in paragraph 4 of Schedule 1, and shall be payable by equal monthly instalments in arrears on the last Business Day of each month.
		ii)	The Company shall review the salary annually in January and the rate of salary may, at the Company’s sole discretion, be increased effective from the date of review.
		iii)	The Company shall be required by law to deduct from the Employee’s salary the amounts set out in paragraph 5 of Schedule 1.
	b)	Bonus
		i)	The Company may, but shall not be obliged to, pay an annual bonus in accordance with this paragraph 6 of Schedule 1.
		ii)	Bonuses payable on the first Bonus Payment Date will be assessed on salary earned by the Employee since the January 1st 2008 and December 31, 2008 and thereafter on the calendar year.
		iii)	The Company shall not be liable to pay any bonus to the Employee if the Termination Date occurs between Bonus Payment Dates even if the termination was not for cause at law.
6)	Vacation
The Employee shall be entitled to paid vacation in accordance with paragraph 7 of Schedule 1, such vacation to be taken in accordance with the Staff Policy Manual.

7)	Amendments and Waivers
	(a)	No amendments to the provisions of this Agreement shall be effective unless in writing and signed by the parties hereto or their duly authorized representatives.
(b)
All rights, remedies and powers conferred upon the parties hereto are cumulative and shall not be deemed or construed to be exclusive of any other rights, remedies or powers now or hereafter conferred upon the parties hereto or either of them by law or otherwise.

	(c)	Any failure at any time to insist upon or enforce any such right, remedy or power shall not be construed as a waiver thereof.
8)	Warranty
The Employee represents and warrants that he is not a party to any agreement, contract (whether of employment or otherwise) or understanding, which would in any way restrict or prohibit him from:
	a)	Undertaking or performing any of the duties of the Employment in accordance with the terms and conditions of this Agreement; or
	b)	Utilizing any materials which the Employee proposes to use in the course of his employment with the Company whether in hard copy or stored in an electronic storage device.
9)	Covenants
a)
The Employee expressly covenants that all Intellectual Property Rights relating in anyway to the business activities (or incidental to the use of company time and or property) of the Company or its Affiliates which may be discovered, invented, improved or developed by the Employee during his Employment with the Company, whether during regular office hours or otherwise and whosesoever discovered, invented, improved or developed will be the exclusive and sole property of the Company and its Affiliates.

b)
The Employee undertakes to disclose promptly to the Company and hereby assigns to the Company without further compensation, all rights, title and interest in the said discoveries, inventions, improvements and developments whether conceived and developed solely by the Employee or jointly with others and will on the request of the Company execute all documents and do all such things as may be requested by the Company or its Affiliates to confirm or perfect the rights title and interest in such property provided that the Company will bear all costs and expenses associated therewith.

10)	Notice
	a)	Any notice required or authorized hereunder shall be in writing and may be served:-
		i)	by personal delivery; or
		ii)	by first class post if to an address in the same country as the sender; or
		iii)	by air mail post if to an address outside the sender's country; or
		iv)	by facsimile; or
		v)	by email with a receipt evidencing that the recipient has read the email.
	b)	In proving service of any notice hereunder it shall be sufficient to prove:-
		i)	in the case of a notice delivered personally, that it was left at the address for notices herein or any substituted address;
ii)
in the case of a notice sent by post, that the envelope containing the notice was properly addressed to the address for notices herein or any substituted address, stamped and posted, in which case it will be deemed effective three days after the date on which it was posted; and

		iii)	in the case of a notice sent by facsimile, that it was properly transmitted to the last known facsimile number; and
		iv)	in the case of a notice sent by email that the computer of the person sending the email message has generated a receipt evidencing that the recipient has read the email message.
	c)	The address for service of notices on the Company is at its principal place of business.
	d)	The address for service of notices on the Employee is at his residence on the records of the Company.
11)	Confidentiality
a)
The Employee shall not at any time during his employment (except as is necessary and proper in the course of his employment) or at any time after the Termination Date disclose to any person any information as to the practice, business dealings or affairs of the Employer, its affiliates or any of the Employer’s customers or clients or as to any other matters which may come to his knowledge by reason of his employment with the Company.

	b)	The Employee shall at the time of executing this Agreement execute the undertaking of Secrecy attached in Schedule 2.
12)	Notice of Termination
Subject to Clause 13, this Agreement may be terminated in accordance with paragraph 8 of Schedule 1.
13)	Summary Dismissal for Cause
The Company reserves the right to summarily dismiss the Employee for Cause.
14)	Misuse of Company Property
a)
The Employee shall not use any of the Company’s property including, but not limited to computer equipment and software, for personal use except moderate use of the Internet and email by the Employee, which does not interfere with the performance of their duties, and which does not include the reading or viewing of offensive or illegal material.

	b)	The Company reserves the right to read all paper and computer files of the Employee on premises and any information stored on any electronic device which is the property of the Company.
15)	Outside Employment
The Employee shall not be permitted to hold any outside directorships or employment without the written consent of the Company.
16)	Staff Policy Manual
The Employee agrees to abide by the terms of the Company Staff Policy Manual as amended from time to time. The Company Staff Policy Manual shall be available to the Employee.
17)	Miscellaneous
This Agreement shall be subject to the additional terms set out in paragraph 9 of Schedule 1.
18)	Whole Agreement

This Agreement constitutes the whole agreement between the parties.  All other agreements (if any) for service between the Company and the Employee or any other member of the Group are hereby abrogated and superseded.

19)	Law and Jurisdiction
	i)	The terms of this Agreement shall be governed by and construed in accordance with the laws of the Islands of Bermuda.
ii)
All disputes, controversies or claims arising out of, relating to, or in connection with, this contract, or breach, termination or validity thereof, shall be finally settled by arbitration.  The arbitration shall be conducted in accordance with the Bermuda International Conciliation and Arbitration Act 1993, except as same may be modified herein or by mutual agreement of the parties.  The seat of the arbitration shall be Bermuda, and it shall be conducted in the English language.  The arbitration shall be conducted by one arbitrator who shall be selected by BIBA (Bermuda International Business Association) in the event that the parties fail to agree.  The arbitral award shall be in writing, shall state reasons for the award, and be final and binding on the parties.  The award may include an award of costs, including reasonable attorneys’ fees and disbursements.  Judgment on the award may be entered by any court having jurisdiction thereof or having jurisdiction over the parties or their assets.

IN WITNESS WHEREOF the parties hereto have set their hands the date first above written.

Flagstone Réassurance Suisse SA (Bermuda)

Lesley Cox Chief Administrative Officer	Gary Prestia

Schedule 1

1. Position	Chief Underwriting Officer – North America
2. Place of employment:
The Employee’s place of employment shall be at the Company’s office in Bermuda; however the Company may require the Employee, in the performance of his duties, to travel from Bermuda to such other places and for such times as is reasonably necessary for the proper discharge of the Employee’s duties.

3. Commencement Date:	1st October, 2008 Subject to Immigration Approval (Internal Transfer from FSR – group start date 1 Jan 06 - current work permit start date 21/May/06)
4. Salary:	USD $520,000 per annum.
5. Deductions from Salary:	a) Social Insurance: This is a government administered contributory pension scheme and the contributions are split evenly between the Company and the Employee.
b) Payroll Tax: The Company will withhold the maximum permissible under Bermuda law from the Employee’s salary, and the balance will be paid by the Company.
c) Medical Insurance: The Company is required to provide you with Medical Insurance under a Bermuda-approved scheme. Half of the cost of this insurance will be withheld from the Employee’s salary.
6. Bonus and Bonus Payment Date:	a) The Employee may be paid a bonus of up to 75% of salary in accordance to Paragraph 5 section 1 - 3.
b) The Bonus Payment date shall be in Q1 of each year commencing Q1, 2009

7. Vacation:	The Employee will be entitled to 25 days vacation per annum.
8. Notice of Termination:
This Agreement may be terminated by either party giving 90 days notice in writing to the other; however, the Company may, in its sole discretion, pay salary in lieu of notice of termination given by the Company.

9. Miscellaneous	a. Housing Subsidy The Employee will be entitled to receive a Housing Subsidy of $60,000 per annum, to be paid in arrears in twelve equal monthly instalments.

  Schedule 2
Undertaking of Secrecy
TO:           Flagstone Réassurance Suisse SA (Bermuda)
I HEREBY UNDERTAKE THE FOLLOWING:-

1.
That during the course of my employment with Flagstone Réassurance Suisse SA (Bermuda), I will keep secret the affairs and concerns of Flagstone Reinsurance Holdings Limited and its affiliates (the “Company”), and the nature and particulars of the Company including, but not limited to its investors, clients, transactions, trading models and trading strategies, or the financial results or performance figures of the Company or any client or strategy that may come to my attention during the course of my employment with the Company (“Confidential Information”).

2.
That after my departure from the Company, I will not disclose to any person the affairs of the Company, including, but not limited to its investors, clients, transactions, trading models and trading strategies or the financial results or performance figures of the Company or any client or strategy that may come to my attention during the course of my employment with the Company.

3.
That upon my departure from the Company, I will not take with me any Confidential Information belonging to or concerning the Company, or its clients, whether in printed form or on any electronic storage device.

4.
In the event that I do have in my possession any Confidential Information following my departure from the Company, I undertake to deliver such information to the Company within 3 days of my departure.  If personal delivery of such information is either not possible or inconvenient, I undertake to contact the President of the Company and arrange a suitable method of disposal of such confidential information within three days of my departure.

I hereby acknowledge that any breach of this undertaking may result in my dismissal from the Company, and that my obligations under this undertaking continue after the termination of my employment with the Company.

Signature
Name	Gary Prestia
Witness
Date